UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2021 (November 13, 2021)

YELLOWSTONE ACQUISITION COMPANY
(Exact name of registrant as specified in its Charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(402) 225-6511 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	YSACU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value included as part of the units	YSAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	YSACW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On August 1, 2021, Sky Harbour LLC (“SHG” or “Sky”), a Delaware limited liability company, and Yellowstone Acquisition Company (“Yellowstone”) entered into a definitive equity purchase agreement (the “Equity Purchase Agreement”), which was subsequently announced on August 2, 2021 (the "Business Combination").  Immediately thereafter, BOC YAC Funding LLC, a Delaware limited liability company (“BOC YAC”), a wholly owned subsidiary of Boston Omaha Corporation (“Boston Omaha”), entered into a Series B Preferred Unit Purchase Agreement (the “Series B Purchase Agreement”) with SHG, which was also subsequently announced.  As part of the transaction, BOC YAC has subsequently invested $55 million directly into SHG simultaneously with Sky's closing of a $166.6 million private activity bond offering.  Upon the successful consummation of the Business Combination between SHG and Yellowstone, Boston Omaha's $55 million investment will convert into 5,500,000 shares of the post-combination public company’s Class A Common Stock, valued at $10.00 per share.

Item 8.01  Other Information.

Sky has been selected by the Town of Addison, Texas, to establish a new private hangar complex at its Dallas-area airport (KADS).  KADS will be Sky's sixth project in the U.S. Its campus at Houston-area Sugar Land Regional Airport, consisting of 13 NFPA Group 3 modular hangars ranging from 8,000 to 16,000 square feet each, is now operational, while construction is underway on facilities at Nashville International and Florida’s Miami Opa-Locka Executive Airports. Those locations are expected to begin opening in the second half of 2022. Additional hangar groupings at Denver Centennial and Phoenix Deer Valley airports are currently in the site-development stage.  At KADS,  Sky is planning to build six hangars on the east side of the runway for an approximate total of 110,000 square feet of aircraft storage space, as well as add another 2.3 acres of ramp. A timeline for construction has not yet been established.

In addition, Sky has entered into a preliminary non-binding letter of intent to acquire an existing operating multi-hangar facility, including additional developable land, located in the St. Louis metropolitan area.  Terms of the transaction are subject to a confidentiality agreement until such time as a definitive agreement is executed and the acquisition is subject to approvals from the owner of the land on which the hangars are leased.  There can be no assurance that the parties will enter into a definitive agreement or receive all necessary approvals required to consummate the transaction. . t

Additional Information

Yellowstone has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed Business Combination, Yellowstone will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. Yellowstone’s stockholders and other interested persons are advised to read, the preliminary proxy statement, any amendments thereto, and the definitive proxy statement in connection with Yellowstone’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about Sky and Yellowstone and the proposed the Business Combination. The definitive proxy statement will be mailed to the stockholders of Yellowstone as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

Yellowstone, BOC Yellowstone LLC, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Yellowstone’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Yellowstone’s directors and officers in Yellowstone’s filings with the SEC, including Yellowstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 12, 2021, as amended on May 24, 2021 and such information and names of Sky’s directors and executive officers will also be in the proxy statement of Yellowstone for the Business Combination. Stockholders can obtain copies of Yellowstone’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Sky and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Yellowstone’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact contained in this communication including, without limitation, statements regarding Boston Omaha’s, Yellowstone’s or Sky’s financial position, business strategy and the plans and objectives of management for future operations; anticipated financial impacts of the Business Combination; the satisfaction of the closing conditions to the Business Combination; and the timing of the completion of the Business Combination, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Boston Omaha’s, Yellowstone’s and Sky’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of any legal proceedings that may be instituted against Yellowstone and Sky following the execution of the Equity Purchase Agreement and the Business Combination; (iii) any inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Yellowstone or other conditions to closing in the Equity Purchase Agreement; (iv) Sky’s ability to successfully develop and construct a new private hangar complex at KADS and commence operations at KADS; (v) Sky’s ability to successfully build six hangars at KADS for an approximate total of 110,000 square feet of aircraft storage space, as well as adding 2.3 acres of ramp; (vi) Sky’s ability to successfully complete construction and commence operations by the second half of 2022 at its Nashville International and Florida’s Miami Opa-Locka Executive Airport locations; (vii) Sky’s ability to successfully complete its current development stage additional hangar groupings at Denver Centennial and Phoenix Deer Valley airports; (viii) Sky's ability to complete the acquisition of the St. Louis facility and to build out additional hangar facilities on the leased St. Louis site;  (ix) the inability to maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (x) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (xi) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (xii) costs related to the Business Combination; (xiii) changes in applicable laws or regulations; (xiv) the possibility that Sky or the combined company may be adversely affected by other economic, business, and/or competitive factors; (xv) potential future dilution to stockholders in their equity holdings in Sky, and (xvi) other risks and uncertainties indicated in the proxy statement, including those under the section entitled “Risk Factors”, and in Boston Omaha’s and Yellowstone’s other filings with the SEC.

Yellowstone cautions that the foregoing list of factors is not exclusive. Yellowstone cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of  Yellowstone's Annual Report on Form 10-K for the year ended December 31, 2020, as amended and filed with the SEC.  Yellowstone's securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, Yellowstone disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

The bond offering discussed herein was made through a Preliminary Offering Statement (“POS”), which contains a number of disclosures regarding SH Capital and  the Obligated Group for such bonds.   The POS disclosure includes projections regarding the future business obligations of the Obligated Group and other disclosure pertaining to the Obligated Group.  Because the POS disclosure has been drafted to convey information concerning only the Obligated Group, such disclosure should not be relied upon in making an investment decision regarding Yellowstone or Boston Omaha.

Yellowstone has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed Business Combination, Yellowstone will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. Yellowstone’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, any amendments thereto, and the definitive proxy statement in connection with Yellowstone’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about Sky and Yellowstone and the proposed the Business Combination. The definitive proxy statement will be mailed to the stockholders of Yellowstone as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

ITEM 9.01        Financial Statements and Exhibits.

(d)                    Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWSTONE ACQUISITION COMPANY (Registrant) By: /s/ Joshua P. Weisenburger Joshua P. Weisenburger, Chief Financial Officer

Date:  November 16, 2021